News Release Contact:	Mike Madden

Vice President & CFO

(615) 872-4995

KIRKLAND’S REPORTS FOURTH QUARTER RESULTS

JACKSON, Tenn. (March 25, 2008) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 52-week periods ended February 2, 2008.

Net sales for the 13-week period ended February 2, 2008, were $138.3 million compared with $167.5 million for the 14-week period ended February 3, 2007. As a result of a shift in the retail calendar, the fourth quarter and full year of the prior period included an additional week representing approximately $8 million in total sales. Excluding the additional week, comparable store sales for the fourth quarter of fiscal 2007 decreased 12.6%. The Company reported a 6.1% comparable store sales decrease in the prior-year quarter. Comparable store sales in mall stores declined 11.4% for the fourth quarter and comparable store sales in off-mall stores declined 13.3%. The Company opened 9 stores and closed 28 stores during the quarter.

Net sales for the 52-week period ended February 2, 2008, were $396.7 million compared with $446.8 million for the 53-week period ended February 3, 2007. Comparable store sales for fiscal 2007 decreased 13.3% compared with a 6.6% decrease in the prior-year period. Comparable store sales in mall stores declined 14.1% and comparable store sales in off-mall stores declined 12.7%. The Company opened 35 stores and closed 49 stores during fiscal 2007, ending the year with 335 stores.

The Company reported net income of $1.5 million, or $0.08 per diluted share, for the 13-week period ended February 2, 2008, compared with net income of $11.4 million, or $0.58 per diluted share, in the 14-week period ended February 3, 2007. The results for the fourth quarter of fiscal 2007 included the following items:

(i)	The Company recorded an impairment charge of $1.4 million, or $0.07 per share, related to 100% of the carrying value of its goodwill.

(ii)	The Company recorded impairment charges totaling $1.3 million, or $0.07 per share, related to fixed assets associated with underperforming stores.

The results for the fourth quarter of fiscal 2006 included the following items:

(i)	The Company recognized $3.6 million of net sales and operating income related to gift certificate and gift card breakage, resulting in an increase in net income for the quarter of $0.11 per share.

(ii)	The Company recorded a change in estimate of $1.4 million related to breakage of discount certificates issued to its private label credit card customers, which was recorded as an increase to operating expenses and a reduction in net income for the quarter of $0.04 per share.

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805 N. Parkway ¦ Jackson, Tennessee 38305 ¦ (731) 668-2444

KIRK Reports Fourth Quarter Results
Page
March 25, 2008

The Company reported a net loss of $25.9 million, or $1.33 per share, for the 52-week period ended February 2, 2008, compared with a net loss of $0.1 million, or $0.01 per share, for the 53-week period ended February 3, 2007. The results for the full year fiscal 2007 included the following items:

(i)	The Company recorded an impairment charge of $1.4 million, or $0.07 per share, related to 100% of the carrying value of its goodwill.

(ii)	The Company recorded impairment charges totaling $2.1 million, or $0.11 per share, related to fixed assets associated with underperforming stores.

(iii)	In connection with a restructuring and personnel reduction completed in the third quarter of fiscal 2007, the Company recorded severance charges totaling $1.0 million, or $0.05 per share.

(iv)	The Company recorded $1.3 million, or about $0.07 per share, in relocation costs associated with its establishment of a satellite office in Nashville, Tennessee.

The results for the full year fiscal 2006 included the following items:

(i)	The Company recognized $3.6 million of net sales and operating income related to gift certificate and gift card breakage, resulting in an increase in net income for the quarter of $0.11 per share.

(ii)	The Company recorded a change in estimate of $1.4 million related to breakage of discount certificates issued to its private label credit card customers, which was recorded as an increase to operating expenses and a reduction in net income for the quarter of $0.04 per share.

(iii)	A charge of $728,000, or $0.02 per share, related to a benefits arrangement entered into with the Company’s Chief Executive Officer.

(iv)	The Company recorded impairment charges totaling $688,000, or $0.02 per share, related to fixed assets associated with underperforming stores.

Robert Alderson, Kirkland’s Chief Executive Officer, said, “Our most important objectives for the fourth quarter were to improve the liquidity and cash flow of the Company while continuing to make progress on our merchandising execution. To strengthen our balance sheet, we closed underperforming stores, slowed store opening and capital expenditure plans, cut fixed overhead costs and planned for the sale of under-utilized assets. Despite one of the tougher quarters in recent memory in terms of macroeconomic trends and margin pressures, we were able to hit our targeted inventory level while refocusing our assortments toward fiscal 2008.

“Although we are still early in the process and have work left to do, we are pleased to see some early signs of improvement in the business. To date in the first quarter, we have experienced positive comparable store sales trends in the low to mid single digit range with stabilizing traffic, improving margins and strong increases in customer conversion rates. Having sold through most of the unproductive inventory that has saddled us for some time and simplified our merchandising strategy toward key item presentations at great value, we have seen positive customer response to these initiatives.”

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call on March 25, 2008, at 11:00 a.m. ET to discuss its results of operations for the fourth quarter of fiscal 2007. The number to call for this interactive teleconference is (800) 257-2101. A replay of the conference call will be available through April 1, 2008, by dialing (303) 590-3000 and entering the confirmation number, 11106040#.

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KIRK Reports Fourth Quarter Results

March 25, 2008

The live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website, www.kirklands.com, or at http://www.videonewswire.com/event.asp?id=44837 on March 25, 2008, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue through April 1, 2008.

Kirkland’s, Inc. was founded in 1966 and is a leading specialty retailer of home décor in the United States.  Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 324 stores in 34 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 2, 2007. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Fourth Quarter Results

March 25, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	13 Weeks Ended	14 Weeks Ended
	February 2,	October 28,
	2008	2006
Net sales	$137,966	$163,883
Gift certificate and gift card breakage revenue	319	3,580

Total revenue	138,285	167,463
Cost of sales	95,430	105,629

Gross profit	42,855	61,834
Operating expenses:
Other operating expenses	29,277	37,169
Relocation expenses	101	—
Impairment charge	2,641	—
Depreciation and amortization	5,647	4,984

Operating income	5,189	19,681
Interest expense	249	98
Interest income	(24)	(162)
Other income	(48)	(95)

Income before income taxes	5,012	19,840
Income tax provision	3,522	8,448

Net income	$1,490	$11,392

Earnings per share:
Basic	$0.08	$0.59

Diluted	$0.08	$0.58

Shares used to calculate earnings per share:
Basic	19,570	19,473

Diluted	19,570	19,620

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KIRK Reports Fourth Quarter Results

March 25, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	52 Weeks Ended		53 Weeks Ended
	February 2,		February 3,
	2008		2007
Net sales	$395,929		$443,248
Gift certificate and gift card breakage revenue		772	3,580

Total revenue		396,701	446,828
Cost of sales	283,040		306,469

Gross profit		113,661	140,359
Operating expenses:
Other operating expenses		113,484	122,265
Severance charges	965		—
Relocation expenses	1,306		—
Impairment charges	3,453		688
Depreciation and amortization	20,391		18,084

Operating income (loss)		(25,938)	(678)
Interest expense		644	278
Interest income		(204)	(292)
Other income		(112)	(507)

Income (loss) before income taxes		(26,266)	(157)
Income tax provision (benefit)		(360)	(17)

Net income (loss)		$(25,906)	$(140)

Earnings (loss) per share:
Basic		$(1.33)	$(0.01)

Diluted		$(1.33)	$(0.01)

Shares used to calculate earnings per share:
Basic	19,516		19,433

Diluted	19,516		19,433

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KIRK Reports Fourth Quarter Results

March 25, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	February 2, 2008	February 3, 2007
ASSETS
Current assets:
Cash and cash equivalents	$5,820	$25,358
Inventories, net	41,246	44,790
Other current assets	10,069	8,072

Total current assets	57,135	78,220
Property and equipment, net	63,002	71,314
Other long-term assets	1,196	1,932

Total assets	$121,333	$151,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$15,786	$20,572
Other current liabilities	25,794	26,792

Total current liabilities	41,580	47,364
Deferred rent and other long-term liabilities	37,183	36,120

Total liabilities	78,763	83,484

Net shareholders’ equity	42,570	67,982

Total liabilities and shareholders’ equity	$121,333	$151,466

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